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                                                                    EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



         As independent public accountants, we hereby consent to the use of those portions of our reports included in this Registration Statement and to the incorporation by reference in this Registration Statement of our report dated February 27, 1998 included in Middle Bay Oil Company's Annual Report on Form 10-KSB/A for the year ended December 31, 1997 and to all references to our firm included in this Registration Statement.



                                          SCHULTZ, WATKINS & COMPANY




Jackson, Mississippi
July 29, 1998